UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
INITIAL STATEMENT OF BENEFICIAL OWNERSHIP OF SECURITIES

1. Name and Address of Reporting Person*
Theodore T. Wang
c/o Bellerophon Therapeutics, Inc.
184 Liberty Corner Road, Suite 302
Warren, NJ  07059

2. Date of Event Requiring
Statement (Month/Day/Year) 09/29/2017

3. Issuer Name and Ticker or Trading Symbol
Bellerophon Therapeutics, Inc. [BLPH]

4. Relationship of Reporting Person(s) to Issuer
(check all applicable)
___ Director  _X_ 10% Owner
Officer (give title below) Other (specify below)

5. If amendment, Date Original Filed (Month/Day/Year)

6. Individual or Joint/Group Filing   (Check Applicable Line)
____Form filed by One Reporting Person
_X_ Form filed by More Than One Reporting Person

Table I - Non-Derivative Securities Beneficially Owned
1. Title of Security
(Instr. 4)
Common Stock
8,298,755
2. Amount of Securities
Beneficially Owned (Instr. 4)

3. Ownership
Form: Direct (D) or Indirect (I) (Instr. 5)
I (1)

4. Nature of Indirect Beneficial Ownership
(Instr. 5)
By Puissance Cross-Border Opportunities III LLC

Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly.
* If the form is filed by more than one reporting person, see Instruction 5(b)(v).
Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

10/2/2017 4:37:45 PM

Table II -Derivative Securities Beneficially Owned (e.g., puts, calls, warrants, options, convertible securities)
1. Title of Derivative Security
(Instr. 4)
Warrants (right to buy)

2. Date Exercisable and Expiration Date (mm/dd/yy)
 Date Exercisable Expiration Date
 03/29/2018 09/29/2022

3. Title and Amount of Securities Underlying Derivative Securities (Instr. 4)
Title   Amount or Number of Shares
Common Stock  8,298,755

4. Conversion or Exercise Price of Derivative Security
$1.242

5. Ownership
Form of Derivative Securities: Direct (D) or Indirect (I) (Instr. 5)
I (1)

6. Nature of Indirect Beneficial Ownership
(Instr. 5)
By Puissance Cross-Border Opportunities III LLC

Explanation of Responses:
(1)- These securities are held directly by Puissance Cross-Border Opportunities III LLC and may be deemed to be beneficially owned by Puissance Capital Management LP, the investment manager of Puissance Cross Border Opportunities III LLC; Puissance Capital Management (GP) LLC, the general partner of Puissance Capital Management LP; Puissance Capital Fund (GP) LLC, the general partner of Puissance Cross Border Opportunities III LLC; and Theodore T. Wang, the managing member of Puissance Capital Management (GP) LLC and Puissance Capital Fund (GP) LLC. The Reporting Persons each disclaim beneficial ownership of the reported securities except to the extent of its pecuniary interest therein. This report shall not be deemed an admission that any Reporting Person is the beneficial owner of the reported securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

Reporting Owners
Reporting Owner Name/ Address    Relationships
      Director 10% Owner Officer Other
Theodore T. Wang              X
c/o Bellerophon Therapeutics, Inc.
184 Liberty Corner Road, Suite 302
Warren, NJ  07059

Puissance Cross-Border Opportunities III LLC           X
c/o Puissance Capital Fund (GP) LLC 950 Third Avenue, 25th Floor
New York NY 10022

Puissance Capital Fund (GP) LLC            X
950 Third Avenue, 25th Floor New York NY 10022

Puissance Capital Management LP            X
950 Third Avenue, 25th Floor New York NY 10022

Puissance Capital Management (GP) LLC            X
950 Third Avenue, 25th Floor New York NY 10022

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By: Theodore T. Wang
**Signature of Reporting Person
  /s/ Theodore T. Wang
Date: 10/2/2017

By: Puissance Cross-Border Opportunities III LLC, By: Puissance Capital Fund (GP) LLC, its general partner, By: Theodore T. Wang, Managing Member
**Signature of Reporting Person
 /s/ Theodore T. Wang
Date: 10/2/2017

By: Puissance Capital Fund (GP) LLC, By: Theodore
T. Wang, Managing Member
**Signature of Reporting Person
  /s/ Theodore T. Wang
Date: 10/2/2017

By: Puissance Capital Management LP, By: Puissance Capital Management (GP) LLC, its general partner, By: Theodore T. Wang, Managing Member
**Signature of Reporting Person
 /s/ Theodore T. Wang
Date: 10/2/2017

By: Puissance Capital Management (GP) LLC, By: Theodore Wang, Managing Member
**Signature of Reporting Person
  /s/ Theodore T. Wang
Date: 10/2/2017

**Intentional misstatements or omissions of facts constitute Federal Criminal Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).
Note: File three copies of this Form, one of which must be manually signed. If space is insufficient, See Instruction 6 for procedure.
Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

10/2/2017 4:37:45 PM